UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 19, 2004
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                Date of Report (Date of Earliest Event Reported)

                                   ITRON, INC.
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             (Exact Name of Registrant as Specified in its Charter)


            Washington                    000-22418               91-1011792
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   (State or Other Jurisdiction     (Commission File No.)       (IRS Employer
        of Incorporation)                                    Identification No.)


                    2818 N. Sullivan Road, Spokane, WA 99216
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               (Address of Principal Executive Offices, Zip Code)

                                 (509) 924-9900
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              (Registrant's Telephone Number, Including Area Code)

                                      None
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01      Other Events.

On July 1 2004, we completed the acquisition of our new Electricity Metering business. Soon after, we announced that we would be moving manufacturing operations related to our Electricity Metering business in Canada to an existing facility in South Carolina. Further, as we integrated the Electricity Metering operations into the rest of the Company, we determined that we had redundancies in certain areas. Consequently, in November 2004, we initiated a headcount reduction primarily related to the aforementioned redundancies and planned closure of the facility in Canada. In addition, as part of the headcount reduction, we have continued to simplify our organizational structure along hardware and software product lines in order to provide increased focus on sales opportunities. All of these actions we believe will lead to lower costs, increased efficiencies and greater productivity.

Approximately 108 employees were affected by the headcount reductions, of which 70 were related to the Canadian facility closure. We estimate that cash payments associated with these actions, primarily severance, will be approximately $3.0 to $3.5 million over the next six months. The liability for the closure of the Canadian facility was recorded as an adjustment to goodwill using the guidance provided by EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, which requires that acquisition expenses, which are not associated with the generation of future revenues and have no future economic benefit, be reflected as assumed liabilities in the allocation of the purchase price to the net assets acquired. Therefore, we estimate accrued restructuring charges in the fourth quarter will be approximately $2.3 to $2.8 million.

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The information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in Itron, Inc.'s Annual Report on Form 10-K and other of the Company's filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                             ITRON, INC.

Dated:  November 19, 2004    By:  /s/ DAVID G. REMINGTON
                                  ----------------------
                                      David G. Remington
                                      Vice President and Chief Financial Officer